Artisan Partners Funds, Inc.
1940 Act File No. 811-8932
Report on Form N-SAR for the period ended March 31, 2013



Sub-Item 77C:	Submission of matters to a vote of security holders

A special meeting of shareholders of Artisan Funds was held on November
13, 2012.  The matters and results of the votes are summarized below.

Election of
Directors		Votes For	Votes Withheld
------------------      -----------     ---------------
David A. Erne
                  	835,377,770 	12,296,853
Gail L. Hanson
                  	835,862,027 	11,812,596
Thomas R. Hefty	  	835,408,271 	12,266,353
Patrick S. Pittard	835,491,255 	12,183,399
R. Scott Trumbull	833,413,715	14,260,910
Andrew A. Ziegler	835,594,154 	12,080,470

		Votes For	Votes		Abstain		Broker Non-
		                Against				Votes
-----------     -----------     -----------     ---------       -----------
To amend	356,787,861	269,553,706	8,364,329	212,951,708
and restate
the Amended
and Restated
Articles of
Incorporation
of the
Corporation

			Emerging Markets Fund		             	Global Equity Fund

To amend 	    Votes      Votes    Abstain   Broker 	  Votes      Votes      Abstain    Broker
certain		    For        Against	          Non-Votes       For        Against               Non-Votes
"fundamental"
investment
restrictions of
the Funds with
respect to:
-----------       ---------   --------- ------    ---------       -------     -----      -----    -------
The issuance      26,695,897  587,061   11,870    4,309,327       880,128     9,322	 9,084    114,114
of senior
securities

Borrowing	  22,541,028  4,741,930 11,870    4,309,327	  880,126     9,324	 9,084    114,114

Concentrating 	  26,696,063  586,895   11,870    4,309,327       879,854     9,596      9,084    114,114
investments
in a particular
industry

Purchasing or     26,688,979  593,978   11,870    4,309,327	  879,852     9,598      9,084    114,114
selling real
estate

Purchasing or 	  21,878,425  5,404,533 11,870    4,309,327       879,852     9,598      9,084    114,114
selling
commodities

Making loans	  26,026,097  1,256,861 11,870    4,309,327	  879,852     9,598      9,084    114,114

Diversification   22,549,249  4,733,709 11,870    4,309,327       879,854     9,596      9,084    114,114
of investments


			     Global Value Fund			            International  Fund
To amend	  Votes       Votes    Abstain  Broker          Votes         Votes        Abstain   Broker
certain		  For         Against	        Non-Votes       For           Against                Non-Votes
"fundamental"
investment
restrictions of
the Funds with
respect to:
------------	  ---------   -------  -------  ---------       -----------    ---------   ---------  ----------
The issuance	  8,957,731   110,254  156,643  3,206,949       151,750,256    2,815,956   1,221,804  56,087,472
of senior
securities

Borrowing         8,952,310   115,624  156,691  3,206,949       151,831,830    2,703,568   1,252,619  56,087,472

Concentrating     8,955,586   112,421  156,621  3,206,949       151,920,790    2,271,813   1,595,413  56,087,472
investments in
a particular
industry




Purchasing or     8,978,399   90,076   156,152  3,206,949       152,030,548    2,157,569   1,599,900  56,087,472
selling real
estate

Purchasing or     8,977,333   91,141   156,152  3,206,949       151,221,162    2,961,108   1,605,744  56,087,472
selling
commodities

Making loans      8,925,988   141,660  156,978  3,206,949       151,407,752    2,742,255   1,638,006  56,087,472

Diversification	  8,790,829   277,410  156,388  3,206,949       152,372,435    1,821,348   1,594,233  56,087,472
of investments

Shareholder 	  n/a	      n/a      n/a      n/a             17,475,364     136,899,272 1,410,030  56,087,472
proposal to
institute
procedures to
prevent
holding
investments
in companies
that, in the
judgment of
the board,
substantially
contribute to
genocide or
crimes
against
humanity

			International Value Fund			       Small Cap Fund
To amend	  Votes       Votes      Abstain    Broker          Votes     Votes       Abstain  Broker
certain		  For         Against	            Non-Votes       For       Against              Non-Votes
"fundamental"
investment
restrictions
of the Funds
with respect
to:
------------       -----------  -------  ---------  ----------      ----------  -------  -------  ---------
The issuance       121,128,881  862,968  2,880,982  13,543,489      13,590,238  201,539  215,049  4,851,392
of senior
securities

Borrowing          121,026,459  956,208  2,890,160  13,543,489      13,573,133  218,309  215,383  4,851,392

Concentrating      121,134,620  865,779  2,872,429  13,543,489      13,585,198  215,105  206,524  4,851,392
investments in
a particular
industry

Purchasing or      121,196,741  798,191  2,877,896  13,543,489      13,608,014  190,424  208,388  4,851,392
selling real
estate

Purchasing or      121,147,439  840,139  2,885,247  13,543,489      13,592,936  199,220  214,670  4,851,392
selling
commodities

Making loans       121,028,162  955,751  2,888,914  13,543,489      13,565,230  228,223  213,372  4,851,392

Diversification    121,252,853  757,657  2,862,318  13,543,489      13,627,209  176,332  203,286  4,851,392
of investments


			   Small Cap Value Fund					     Value Fund

To amend	   Votes       Votes      Abstain  Broker              Votes       Votes    Abstain  Broker
certain		   For         Against	           Non-Votes           For         Against           Non-Votes
"fundamental"
investment
restrictions
of the Funds
with respect
to:
-------------      ----------  ---------  -------  ----------          ----------  -------  -------  ----------
The issuance       66,321,343  2,410,716  711,514  24,069,377          37,621,387  209,666  340,474  11,956,203
of senior
securities

Borrowing  	   66,207,674  2,507,737  728,160  24,069,377          37,565,351  248,976  357,201  11,956,203


Concentrating 	   67,852,824  870,045    720,703  24,069,377          37,586,290  243,310  341,927  11,956,203
investments in
a particular
industry

Purchasing or 	   67,848,316  861,646    733,611  24,069,377          37,629,076  201,912  340,538  11,956,203
selling real
estate

Purchasing or 	   67,745,954  950,937    746,681  24,069,377          37,606,743  213,267  351,516  11,956,203
selling
commodities

Making loans	   66,146,831  2,552,439  744,302  24,069,377	       37,564,516  258,310  348,701  11,956,203

Diversification    67,881,554  835,645    726,372  24,069,377          37,642,857  188,327  340,345  11,956,203
of investments

The special meeting was adjourned until November 29, 2013.
The matters and results of the votes are summarized below.


		    Global Opportunities Fund			         International Small Cap Fund

To amend	   Votes        Votes   Abstain  Broker            Votes        Votes      Abstain    Broker
certain		   For          Against	         Non-Votes         For          Against               Non-Votes
"fundamental"
investment
restrictions
of the Funds
with respect
to:
------------       ---------    ------   ------  ---------         ----------    -------   -------   ---------
The issuance 	   8,803,015    85,000   83,707  4,038,423	   12,665,383    127,877   138,479   5,158,129
of senior
securities

Borrowing	   8,807,100    82,906   81,716  4,038,423         12,648,194    139,326   144,220   5,158,129

Concentrating	   8,810,163    79,842   81,716  4,038,423         12,689,699    96,475    145,565   5,158,129
investments in
a particular
industry

Purchasing or	   8,814,181    74,495   83,046  4,038,423         12,691,898    94,344    145,496   5,158,129
selling real
estate

Purchasing or	   8,821,110    68,896   81,716  4,038,423         12,686,481    98,399    146,861   5,158,129
selling
commodities

Making loans	   8,806,995    79,688   85,037  4,038,423         12,614,586    169,676   147,478   5,158,129

Diversification	   8,829,625    59,367   82,729  4,038,423         12,698,453    85,466    147,819   5,158,129
of investments


			   	 Mid Cap Fund				         Mid Cap Value Fund
To amend	  Votes       Votes      Abstain  Broker           Votes         Votes     Abstain     Broker
certain		  For         Against	          Non-Votes        For           Against               Non-Votes
"fundamental"
investment
restrictions
of the Funds
with respect
to:
------------      ----------  ---------  -------  ----------       ------------  ---------  ---------  ----------
The issuance      61,611,823  3,373,725  446,199  23,575,601        134,598,562  4,930,078  1,651,023  57,358,022
of senior
securities

Borrowing         61,513,184  3,477,454  441,508  23,575,601        134,109,657  5,414,929  1,655,079  57,358,022

Concentrating     61,768,767  3,230,234  432,747  23,575,601        134,325,246  5,228,679  1,625,738  57,358,022
investments in
a particular
industry

Purchasing or     61,757,192  3,239,574  435,108  23,575,601        134,540,498  5,002,404  1,636,760  57,358,022
selling real
estate

Purchasing or     61,728,923  3,270,105  432,847  23,575,601        134,443,396  5,078,583  1,657,680  57,358,022
selling
commodities

Making loans      61,485,446  3,510,179  436,123  23,575,601        133,761,484  5,755,055  1,663,126  57,358,022

Diversification   61,800,080  3,178,294  453,375  23,575,601        134,635,013  4,896,574  1,648,077  57,358,022
of investments
